Exhibit 99.1
February 29, 2016
BroadSoft Reports Fourth Quarter and Full Year 2015 Financial Results
GAITHERSBURG , MD, February 29, 2016 - BroadSoft, Inc. (NASDAQ:BSFT), the leading global provider of Internet protocol-based, or IP-based, communications services to the telecommunications industry, today announced financial results for the fourth quarter and twelve-month period ended December 31, 2015.
Financial Highlights for the Fourth Quarter of 2015

•	Total revenue increased 36% year-over-year to $89.6 million

•	GAAP gross profit equaled 78% of total revenue; non-GAAP gross profit equaled 82% of total revenue

•	GAAP income from operations totaled $20.6 million or 23% of revenue; non-GAAP income from operations totaled $32.1 million or 36% of revenue

•	GAAP diluted earnings per share equaled $0.39 per common share; non-GAAP diluted earnings per share equaled $1.04 per common share
Results for the three months ended December 31, 2015
Total revenue rose to $89.6 million in the fourth quarter of 2015, an increase of 36% compared to $65.8 million in the fourth quarter of 2014.
Net income for the fourth quarter of 2015 was $11.6 million, or $0.39 per diluted common share, compared to net income of $7.7 million, or $0.26 per diluted common share in the fourth quarter of 2014.
On a non-GAAP basis, net income in the fourth quarter of 2015 was $30.7 million, or $1.04 per diluted common share, compared to non-GAAP net income of $19.1 million, or $0.65 per diluted common share, in the fourth quarter of 2014. A reconciliation of non-GAAP and GAAP results is included in the financial tables below.
Results for the twelve months ended December 31, 2015
For the full year, total revenue was $278.8 million, an increase of 29% compared to $216.9 million in 2014.
Net income for the full year of 2015 was $0.2 million, or $0.01 per diluted common share, compared to net income of $0.3 million, or $0.01 per diluted common share, in 2014.
On a non-GAAP basis, net income for the full year of 2015 was $58.6 million or $1.96 per diluted common share, compared to non-GAAP net income of $40.1 million, or $1.37 per diluted common share, in 2014. A reconciliation of non-GAAP and GAAP results is included in the financial tables below.
Management Commentary
"We closed out an outstanding 2015 for BroadSoft with a strong fourth quarter,” said Michael Tessler, president and chief executive officer, BroadSoft.  "In addition to delivering robust financial results, we delivered on our strategic goals.  We introduced our vision of the “future of work” and next-generation business communications with Project Tempo.  We expanded BroadCloud internationally, including into Japan, and achieved important milestones on several of the large network transformation deals we previously won.  I look forward to continuing this momentum in 2016.”
“I am delighted with our fourth quarter financial results as we generated strong revenue, non-GAAP earnings and cash flow. I would note that while we had forecast strength in our fourth quarter professional services revenue, our actual results exceeded these expectations," said Jim Tholen, chief financial officer, BroadSoft. "We achieved revenue recognition milestones related to a single large network transformation project earlier than anticipated which added an incremental $7 million of services revenue.”
Guidance
For the first quarter of 2016, BroadSoft anticipates revenue of $70 to $74 million. The Company also expects to achieve earnings on a non-GAAP basis of $0.20 to $0.32 per diluted common share.  For the full year 2016, BroadSoft expects revenue of $332 to $340 million. The Company anticipates full year 2016 earnings on a non-GAAP basis of $1.90 to $2.10 per diluted common share which incorporates approximately $0.05 per share of dilution in aggregate from the Company's recently announced acquisitions.

Conference Call
BroadSoft will discuss its fourth quarter and full year 2015 results and its business outlook today via teleconference at 8:30 a.m. Eastern Time. To participate in the teleconference, callers can dial the toll free number 1-877-312-5517 (U.S. callers only) or 1-760-666-3772 (from outside the U.S.). The conference call can also be heard live via audio webcast at http://investors.broadsoft.com/events.cfm . To help ensure the conference begins on time, please dial in or connect via the web five minutes prior to the scheduled start time.
For those unable to participate in the live call, a recording will be available shortly after the conclusion of the call at http://investors.broadsoft.com/events.cfm and will remain available until immediately prior to our next earnings call.
BroadSoft has provided in this release, and will provide on this morning’s teleconference, financial information that has not been prepared in accordance with generally accepted accounting principles, or GAAP. BroadSoft uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating BroadSoft’s ongoing operational performance. BroadSoft’s management regularly uses these non-GAAP financial measures to understand and manage its business and believes these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain non-cash expenses, and may include additional adjustments for items that are infrequent in nature. BroadSoft believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in BroadSoft’s industry, many of which present similar non-GAAP financial measures to investors. A reconciliation of the non-GAAP financial measures included in this release and to be discussed on this morning’s teleconference to the most directly comparable GAAP financial measures is set forth below.
Non-GAAP financial measures:
Non-GAAP cost of revenue, license software cost of revenue, subscription and maintenance cost of revenue and professional services and other cost of revenue. We define non-GAAP cost of revenue as a cost of revenue less stock-based compensation expense and amortization expense for acquired intangible assets. We consider non-GAAP cost of revenue to be a useful metric for management and our investors because it excludes the effect of certain non-cash expenses so management and investors can compare our cost of revenue over multiple periods.
Non-GAAP gross profit, license software gross profit, subscription and maintenance support gross profit and professional services and other gross profit. We define non-GAAP gross profit as gross profit plus stock-based compensation expense and amortization expense for acquired intangible assets. We consider non-GAAP gross profit to be a useful metric for management and our investors because it excludes the effect of certain non-cash expenses so management and investors can compare our sales margins over multiple periods.
Non-GAAP income from operations. We define non-GAAP income from operations as income from operations plus stock-based compensation expense and amortization expense for acquired intangible assets. We consider non-GAAP income from operations to be a useful metric for management and investors because it excludes the effect of certain non-cash expenses so management and investors can compare our core business operating results over multiple periods.
Non-GAAP operating expenses, sales and marketing expense, research and development expense and general and administrative expense. We define non-GAAP operating expenses as operating expense less stock-based compensation expense allocated to sales and marketing, research and development and general and administrative expenses. Similarly, we define non-GAAP sales and marketing, research and development and general and administrative expenses as the relevant GAAP measure less stock-based compensation expense allocated to the particular expense item.
Non-GAAP net income and net income per share. We define non-GAAP net income as net income plus stock-based compensation expense, amortization expense for acquired intangible assets, non-cash interest expense on our convertible senior notes, foreign currency transaction gains and losses, loss on repurchase of our convertible senior notes and non-cash tax expense included in the GAAP tax provision. We define non-GAAP income per share as non-GAAP net income divided by the weighted average shares outstanding.
Billings. BroadSoft defines billings as revenue plus the net change in our deferred revenue balance for a particular period. BroadSoft believes that billings is a key measure of our business activity.
With respect to our expectations under “Guidance” above, and regarding certain of the projections discussed on this morning’s teleconference, reconciliation of both non-GAAP earnings per share guidance, and of projections regarding non-GAAP cost of sales and non-GAAP operating expenses in the first quarter and full year of 2016, to the closest corresponding GAAP measures are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, the measures and effects of non-cash income taxes, which are extremely difficult to project as a result of our tax status in a number of foreign jurisdictions, and stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
The presentation of non-GAAP net income, non-GAAP net income per share, non-GAAP gross margin, non-GAAP income from operations, billings and other non-GAAP financial measures in this release and on this morning’s teleconference is not meant to be a substitute for “net income,” “net income per share,” “gross margin,” “income from operations” or other financial measures presented in accordance with GAAP, but rather should be evaluated in conjunction with such data. BroadSoft’s definition of “non-GAAP net income,” “non-GAAP net income per share,” “non-GAAP gross margin,” “non-GAAP income from operations,” “billings” and other non-GAAP financial measures may differ from similarly titled non-GAAP measures used by other companies and may differ from period to period. In reporting non-GAAP measures in the future, management may make other adjustments for expenses and gains it does not consider reflective of core operating performance in a particular period and may modify “non-GAAP net income,” “non-GAAP net income per share,” “non-GAAP gross margin,” “non-GAAP income from operations,” “billings” and such other non-GAAP measures by excluding these expenses and gains.
Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “enable,” “expect,” “will,” “believe,” “continue” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the Company’s future financial performance set forth under the heading “Guidance.” The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: the Company’s dependence on the success of BroadWorks ® and on its service provider customers to sell services using its applications; the Company’s dependence in large part on service providers’ continued deployment of, and investment in, their IP-based networks; claims that the Company infringes the intellectual property rights of others; the Company’s ability to integrate and achieve the expected benefits from its recent acquisitions; and the Company’s ability to expand its product offerings, as well as those factors contained in the “Risk Factors” sections of the Company’s Form 10-K for the year ended December 31, 2015 to be filed with the SEC on February 29, 2016, and in the Company’s other filings with the SEC. All information in this release is as of February 29, 2016. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statement made herein for any reason to conform the statement to actual results or changes in the Company’s expectations.
About BroadSoft
BroadSoft is the leading provider of software and services that enable mobile, fixed-line and cable service providers to offer Unified Communications over their Internet Protocol networks. The Company’s core communications platform enables the delivery of a range of enterprise and consumer calling, messaging and collaboration communication services, including private branch exchanges, video calling, text messaging and converged mobile and fixed-line services.
Financial Statements
As described in more detail in the Form 10-K, during the fourth quarter of 2015, the Company changed its policy with respect to the recognition of stock-based compensation expense related to service-only equity awards.  The Company has retrospectively applied that policy change in the financial statements and the reconciliation of non-GAAP financial measures set forth below.
The financial statements set forth below are not the complete set of the Company’s financial statements for the quarter and the year and are presented below without footnotes. Readers are encouraged to obtain and carefully review BroadSoft’s Annual Report on Form 10-K for the year ended December 31, 2015, including all financial statements contained therein and the footnotes thereto, to be filed with the SEC on February 29, 2016. Once filed with the SEC, the Form 10-K may be retrieved from the SEC’s website at www.sec.gov or from BroadSoft’s website at www.broadsoft.com.

Contact Information
For further information contact:
Investor Relations:
John Kiang, CFA
+1-240-720-0625
jkiang@broadsoft.com

Chris Martin
+561-404-2130
cmartin@broadsoft.com

Media Contacts:
Caroline Higgins, Hotwire PR London, for BroadSoft UK
+44 (0) 20 7608 4643
caroline.higgins@hotwirepr.com

Brian Lustig, Bluetext PR for BroadSoft US
+1 301.775.6203
brian@bluetext.com

BSFT-F

BroadSoft, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31, 2015	December 31, 2014
	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$175,857	$101,543
Short-term investments	72,531	68,923
Accounts receivable, net of allowance for doubtful accounts of $85 and $286 at December 31, 2015 and December 31, 2014, respectively	108,113	81,794
Other current assets	13,155	12,272
Total current assets	369,656	264,532
Long-term assets:
Property and equipment, net	19,481	14,363
Long-term investments	102,385	52,030
Intangible assets, net	18,835	15,568
Goodwill	72,275	65,303
Deferred tax assets	1,661	17,074
Other long-term assets	8,081	7,281
Total long-term assets	222,718	171,619
Total assets	$592,374	$436,151
Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable and accrued expenses	$28,667	$20,787
Deferred revenue, current portion	106,483	87,423
Total current liabilities	135,150	108,210
Convertible senior notes	188,331	95,628
Deferred revenue	4,571	14,033
Other long-term liabilities	7,289	5,319
Total liabilities	335,341	223,190
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value per share; 5,000,000 shares authorized at December 31, 2015 and December 31, 2014; no shares issued and outstanding at December 31, 2015 and December 31, 2014	—	—
Common stock, par value $0.01 per share; 100,000,000 shares authorized at December 31, 2015 and December 31, 2014; 29,080,197 and 28,943,336 shares issued and outstanding at December 31, 2015 and December 31, 2014, respectively	291	290
Additional paid-in capital	333,153	258,169
Accumulated other comprehensive loss	(13,810)	(7,712)
Accumulated deficit	(62,601)	(37,786)
Total stockholders’ equity	257,033	212,961
Total liabilities and stockholders’ equity	$592,374	$436,151

BroadSoft, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
Revenue:
License software	$35,438	$34,841	$119,808	$103,311
Subscription and maintenance support	30,573	25,192	112,836	92,492
Professional services and other	23,580	5,793	46,199	21,054
Total revenue	89,591	65,826	278,843	216,857
Cost of revenue:
License software	2,247	2,577	10,231	9,755
Subscription and maintenance support	9,644	8,790	38,602	32,984
Professional services and other	7,976	3,424	28,925	14,955
Total cost of revenue	19,867	14,791	77,758	57,694
Gross profit	69,724	51,035	201,085	159,163
Operating expenses:
Sales and marketing	23,955	18,967	83,806	69,471
Research and development	15,225	12,941	60,749	50,125
General and administrative	9,920	7,867	41,287	32,993
Total operating expenses	49,100	39,775	185,842	152,589
Income from operations	20,624	11,260	15,243	6,574
Other expense:
Interest expense, net	3,341	1,797	9,386	7,177
Other, net	402	562	5,714	1,300
Total other expense, net	3,743	2,359	15,100	8,477
Income (loss) before income taxes	16,881	8,901	143	(1,903)
Provision for (benefit from) income taxes	5,258	1,214	(36)	(2,199)
Net income	$11,623	$7,687	$179	$296
Net income per common share:
Basic	$0.40	$0.27	$0.01	$0.01
Diluted	$0.39	$0.26	$0.01	$0.01
Weighted average common shares outstanding:
Basic	28,906	28,853	29,113	28,654
Diluted	29,462	29,272	29,818	29,365
Stock-based compensation expense included above:
Cost of revenue	$1,940	$1,127	$7,227	$3,862
Sales and marketing	3,773	2,407	13,821	9,856
Research and development	2,911	2,666	11,844	10,164
General and administrative	1,433	1,049	7,552	6,391

BroadSoft, Inc.
SUMMARY OF CONSOLIDATED CASH FLOW ACTIVITY
(in thousands)

	Year ended December 31,
	2015	2014	2013
	(Unaudited)
Cash provided by (used in):
Operating activities	$44,786	$54,759	$31,934
Investing activities	(88,011)	(17,558)	(57,406)
Financing activities	118,918	(4,135)	4,831

BroadSoft, Inc.
BILLINGS
(Unaudited)

	Three Months Ended December 31,		Year ended December 31,
	2015	2014	2015	2014	2013
	(in thousands)
Beginning of period deferred revenue balance	$109,678	$82,848	$101,456	$77,662	$61,149
End of period deferred revenue balance	111,054	101,456	111,054	101,456	77,662
Increase in deferred revenue	1,376	18,608	9,598	23,794	16,513
Revenue	89,591	65,826	278,843	216,857	178,493
Revenue plus net change in deferred revenue	90,967	84,434	288,441	240,651	195,006

BroadSoft, Inc.
LICENSE SOFTWARE BILLINGS
(Unaudited)

	Three Months Ended December 31,		Year ended December 31,
	2015	2014	2015	2014	2013
	(in thousands)
Beginning of period deferred license software revenue balance	$32,282	$24,179	$26,495	$20,149	$18,375
End of period deferred license software revenue balance	33,200	26,495	33,200	26,495	20,149
Increase (decrease) in deferred license software revenue	918	2,316	6,705	6,346	1,774
License software revenue	35,438	34,841	119,808	103,311	94,408
License software revenue plus net change in deferred license software revenue	$36,356	$37,157	$126,513	$109,657	$96,182

BroadSoft, Inc.
SUBSCRIPTION AND MAINTENANCE SUPPORT BILLINGS
(Unaudited)

	Three Months Ended December 31,		Year ended December 31,
	2015	2014	2015	2014	2013
	(in thousands)
Beginning of period deferred subscription and maintenance support revenue balance	$49,598	$42,978	$52,764	$46,975	$35,701
End of period deferred subscription and maintenance support revenue balance	61,399	52,764	61,399	52,764	46,975
Increase in deferred subscription and maintenance support revenue	11,801	9,786	8,635	5,789	11,274
Subscription and maintenance support revenue	30,573	25,192	112,836	92,492	69,357
Subscription and maintenance support revenue plus net change in deferred subscription and maintenance support revenue	42,374	34,978	121,471	98,281	80,631

BroadSoft, Inc.
PROFESSIONAL SERVICES AND OTHER BILLINGS
(Unaudited)

	Three Months Ended December 31,		Year ended December 31,
	2015	2014	2015	2014	2013
	(in thousands)
Beginning of period deferred professional services and other revenue balance	$27,798	$15,691	$22,197	$10,538	$7,073
End of period deferred professional services and other revenue balance	16,455	22,197	16,455	22,197	10,538
Increase (decrease) in deferred professional services and other revenue	(11,343)	6,506	(5,742)	11,659	3,465
Professional services and other revenue	23,580	5,793	46,199	21,054	14,728
Professional services and other revenue plus net change in deferred professional services and other revenue	$12,237	$12,299	$40,457	$32,713	$18,193

BroadSoft, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended December 31,		Three Months Ended September 30,	Year Ended December 31,
	2015	2014	2015	2015	2014
	(in thousands)
Non-GAAP cost of revenue:
GAAP license cost of revenue	$2,247	$2,577	$2,444	$10,231	$9,755
(percent of related revenue)	6%	7%	8%	9%	9%
Less:
Stock-based compensation expense	246	170	234	1,017	738
Amortization of acquired intangible assets	421	196	430	1,718	871
Non-GAAP license cost of revenue	$1,580	$2,211	$1,780	$7,496	$8,146
(percent of related revenue)	4%	6%	6%	6%	8%

GAAP subscription and maintenance support cost of revenue	$9,644	$8,790	$9,784	$38,602	$32,984
(percent of related revenue)	32%	35%	33%	34%	36%
Less:
Stock-based compensation expense	677	750	607	3,006	2,287
Amortization of acquired intangible assets	855	1,040	1,010	3,977	4,520
Non-GAAP subscription and maintenance support cost of revenue	$8,112	$7,000	$8,167	$31,619	$26,177
(percent of related revenue)	27%	28%	27%	28%	28%

GAAP professional services and other cost of revenue	$7,976	$3,424	$9,418	$28,925	$14,955
(percent of related revenue)	34%	59%	119%	63%	71%
Less:
Stock-based compensation expense	1,017	207	1,060	3,204	837
Amortization of acquired intangible assets	175	—	175	408	—
Non-GAAP professional services and other cost of revenue	$6,784	$3,217	$8,183	$25,313	$14,118
(percent of related revenue)	29%	56%	103%	55%	67%

	Three Months Ended December 31,		Three Months Ended September 30,	Year Ended December 31,
	2015	2014	2015	2015	2014
	(in thousands)
Non-GAAP gross profit:
GAAP gross profit	$69,724	$51,035	$47,451	$201,085	$159,163
(percent of total revenue)	78%	78%	69%	72%	73%
Plus:
Stock-based compensation expense	1,940	1,127	1,901	7,227	3,862
Amortization of acquired intangible assets	1,451	1,236	1,615	6,103	5,391
Non-GAAP gross profit	$73,115	$53,398	$50,967	$214,415	$168,416
(percent of total revenue)	82%	81%	74%	77%	78%

GAAP license gross profit	$33,191	$32,264	$28,899	$109,577	$93,556
(percent of related revenue)	94%	93%	92%	91%	91%
Plus:
Stock-based compensation expense	246	170	234	1,017	738
Amortization of acquired intangible assets	421	196	430	1,718	871
Non-GAAP license gross profit	$33,858	$32,630	$29,563	$112,312	$95,165
(percent of related revenue)	96%	94%	94%	94%	92%

GAAP subscription and maintenance support gross profit	$20,929	$16,402	$20,044	$74,234	$59,508
(percent of related revenue)	68%	65%	67%	66%	64%
Plus:
Stock-based compensation expense	677	750	607	3,006	2,287
Amortization of acquired intangible assets	855	1,040	1,010	3,977	4,520
Non-GAAP subscription and maintenance support gross profit	$22,461	$18,192	$21,661	$81,217	$66,315
(percent of related revenue)	73%	72%	73%	72%	72%

GAAP professional services and other gross profit	$15,604	$2,369	$(1,492)	$17,274	$6,099
(percent of related revenue)	66%	41%	(19)%	37%	29%
Plus:
Stock-based compensation expense	1,017	207	1,060	3,204	837
Amortization of acquired intangible assets	175	—	175	408	—
Non-GAAP professional services and other gross profit	$16,796	$2,576	$(257)	$20,886	$6,936
(percent of related revenue)	71%	44%	(3)%	45%	33%

	Three Months Ended December 31,		Three Months Ended September 30,	Year Ended December 31,
	2015	2014	2015	2015	2014
	(in thousands)
Non-GAAP income from operations:
GAAP income from operations	$20,624	$11,260	$822	$15,243	$6,574
(percent of total revenue)	23%	17%	1%	5%	3%
Plus:
Stock-based compensation expense	10,057	7,249	9,157	40,444	30,273
Amortization of acquired intangible assets	1,451	1,236	1,615	6,103	5,391
Non-GAAP income from operations	$32,132	$19,745	$11,594	$61,790	$42,238
(percent of total revenue)	36%	30%	17%	22%	19%

GAAP operating expense	$49,100	$39,775	$46,629	$185,842	$152,589
(percent of total revenue)	55%	60%	67%	67%	70%
Less:
Stock-based compensation expense	8,117	6,122	7,256	33,217	26,411
Non-GAAP operating expense	$40,983	$33,653	$39,373	$152,625	$126,178
(percent of total revenue)	46%	51%	57%	55%	58%

GAAP sales and marketing expense	$23,955	$18,967	$20,703	$83,806	$69,471
(percent of total revenue)	27%	29%	30%	30%	32%
Less:
Stock-based compensation expense	3,773	2,407	2,812	13,821	9,856
Non-GAAP sales and marketing expense	$20,182	$16,560	$17,891	$69,985	$59,615
(percent of total revenue)	23%	25%	26%	25%	27%

GAAP research and development expense	$15,225	$12,940	$14,974	$60,749	$50,125
(percent of total revenue)	17%	20%	22%	22%	23%
Less:
Stock-based compensation expense	2,911	2,666	2,428	11,844	10,164
Non-GAAP research and development expense	$12,314	$10,274	$12,546	$48,905	$39,961
(percent of total revenue)	14%	16%	18%	18%	18%

GAAP general and administrative expense	$9,920	$7,868	$10,952	$41,287	$32,993
(percent of total revenue)	11%	12%	16%	15%	15%
Less:
Stock-based compensation expense	1,433	1,049	2,016	7,552	6,391
Non-GAAP general and administrative expense	$8,487	$6,819	$8,936	$33,735	$26,602
(percent of total revenue)	9%	10%	13%	12%	12%

	Three Months Ended December 31,		Three Months Ended September 30,	Year Ended December 31,
	2015	2014	2015	2015	2014
	(in thousands, except per share data)
Non-GAAP net income and income per share:
GAAP net income	$11,622	$7,687	$(3,250)	$179	$296
(percent of total revenue)	13%	12%	(5)%	*	*
Adjusted for:
Stock-based compensation expense	10,057	7,249	9,157	40,444	30,273
Amortization of acquired intangible assets	1,451	1,236	1,615	6,103	5,391
Non-cash interest expense on our convertible senior notes	3,177	1,521	2,325	8,618	5,906
Foreign currency transaction losses	403	562	336	1,962	1,300
Loss on repurchase of convertible senior notes	—	—	3,752	3,752	—
Non-cash tax provision	3,979	825	(2,997)	(2,477)	(3,018)
Non-GAAP net income	$30,689	$19,080	$10,938	$58,581	$40,148
(percent of total revenue)	34%	29%	16%	21%	19%

GAAP net income per basic common share	$0.40	$0.27	$(0.11)	$0.01	$0.01
Adjusted for:
Stock-based compensation expense	0.35	0.25	0.31	1.39	1.06
Amortization of acquired intangible assets	0.05	0.04	0.06	0.21	0.19
Non-cash interest expense on our convertible senior notes	0.11	0.05	0.08	0.30	0.21
Foreign currency transaction losses	0.01	0.02	0.01	0.07	0.05
Loss on repurchase of convertible senior notes	—	—	0.13	0.13	—
Non-cash tax provision	0.14	0.03	(0.10)	(0.09)	(0.11)
Non-GAAP net income per basic common share	$1.06	$0.66	$0.37	$2.01	$1.40

GAAP net income per diluted common share	$0.39	$0.26	$(0.11)	$0.01	$0.01
Adjusted for:
Stock-based compensation expense	0.34	0.25	0.31	1.36	1.03
Amortization of acquired intangible assets	0.05	0.04	0.05	0.20	0.18
Non-cash interest expense on our convertible senior notes	0.11	0.05	0.08	0.29	0.20
Foreign currency transaction losses	0.01	0.02	0.01	0.07	0.04
Loss on repurchase of convertible senior notes	—	—	0.13	0.13	—
Non-cash tax provision	0.14	0.03	(0.10)	(0.08)	(0.10)
Non-GAAP net income per diluted common share	$1.04	$0.65	$0.37	$1.96	$1.37

* Less than 1%

^ For the three months ended September 30, 2015, the non-GAAP net income per diluted common share calculation included the dilutive effect of stock-based awards on the weighted average diluted common shares outstanding (such stock-based awards were not reflected in the corresponding GAAP diluted share calculations, as their effect would have been anti-dilutive as a result of the net losses for this periods). Total diluted weighted average common shares outstanding used for calculating non-GAAP net income per diluted common share were 508 thousand for the three months ended September 30, 2015.